Exhibit (j)(5)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectus and “Arrangements to disclose portfolio holdings to service providers and fiduciaries”, “Financial statements and report of independent registered public accounting firm” and “Independent registered public accounting firm” in the Statement of Additional Information, each dated June 13, 2022 and each included in this Post-Effective Amendment No. 154 to the Registration Statement (Form N-1A, File No. 033-47287) of The UBS Funds.

We consent to the incorporation by reference of our report dated August 27, 2021, with respect to the financial statements and financial highlights of UBS Multi Income Bond Fund (formerly, UBS Total Return Bond Fund) and UBS U.S. Small Cap Growth Fund (two funds constituting The UBS Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 14, 2022